UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2024

FLYWIRE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-40430	27-0690799
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

141 Tremont St #10

Boston, MA 02111

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 329-4524

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 par value per share	FLYW	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2024, Flywire Corporation (“Flywire”) announced that Cosmin Pitigoi will join Flywire as Chief Financial Officer and as its principal financial and principal accounting officer, effective March 4, 2024 (the “Effective Date”). Under his employment agreement (the “Employment Agreement”), Mr. Pitigoi will be paid a base salary of $410,000 annually, subject to adjustment pursuant to Flywire’s employee compensation policies in effect from time to time. Additionally, Mr. Pitigoi will be eligible for an annual target bonus equal to $300,000. In addition, pursuant to the Employment Agreement, in the event Mr. Pitigoi relocates to Boston in the first 12 months of his employment, Flywire will reimburse him up to $35,000 for certain expenses incurred in connection with his relocation. Mr. Pitigoi will also be eligible to participate in any executive benefit plans approved by the Board of Directors of Flywire (the “Board”) or its People and Compensation Committee (the “Compensation Committee”).

Subject to approval of the Compensation Committee, pursuant to the Employment Agreement, Mr. Pitigoi will be granted a restricted stock unit award equal to $9,250,000 (determined using the average daily closing price per share of Flywire’s common stock for the 20 trading days immediately preceding the Effective Date, rounded down to the nearest whole share) (the “RSUs”) under Flywire’s 2021 Equity Incentive Plan (the “Plan”). The RSUs will vest with respect to 35% of the shares underlying the RSU after 12 months of continuous service with Flywire, with the balance vesting in quarterly installments over the next 12 quarters of continuous service such that 28% of the shares underlying the RSUs shall vest in the second year, 22% of the shares underlying the RSUs shall vest in the third year and the remaining 15% of the shares underlying the RSUs shall vest in the fourth year.

Pursuant to the Employment Agreement, if Flywire terminates Mr. Pitigoi’s employment without cause or if he resigns for good reason within the three months prior to a change in control, upon a change in control, or within 12 months following a change in control (such period being a “Change in Control Window”), then, subject to him executing and not revoking a release of claims against us, Mr. Pitigoi will be eligible to receive: (a) a lump sum cash payment equal to the sum of (1) his then current base salary and (2) his annual target bonus; (b) the payment of COBRA continuation premiums for up to 12 months; (c) an additional 12 months of vesting with respect to the RSUs; (d) if such termination occurs on or after the first anniversary of the Effective Date, any unvested shares underlying RSUs and equity awards that are subject to time-based vesting shall be vested in full and non-forfeitable; provided, that, in the event that, prior to such termination, any unvested shares underlying RSUs held by Mr. Pitigoi were cancelled without payment upon the closing of the change in control, then, in lieu of the acceleration of such vesting, Mr. Pitigoi shall receive a cash payment equal in value to the amount payable per share in the change in control times the number of RSUs that would have been accelerated pursuant to the preceding sentence.

Further, pursuant to the Employment Agreement, if Flywire terminates Mr. Pitigoi’s employment without cause or if he resigns for good reason outside of a Change in Control Window, then, subject to Mr. Pitigoi executing and not revoking a release of claims against us, Mr. Pitigoi will be eligible to receive: (a) salary continuation at his then current base salary for 9 months following such termination; (b) a lump sum payment equal to his accrued and unpaid annual bonus if he is terminated after the end of a fiscal year, but prior to payment of such bonus; (c) an additional six months of vesting with respect to the RSUs; and (d) the payment of COBRA continuation premiums for 9 months following such termination.

As of the Effective Date, Mr. Pitigoi will be replacing Michael Ellis as the Chief Financial Officer of Flywire. Flywire previously announced in August 2023 that Mr. Ellis would be transitioning from such position in 2024. In order to help facilitate a smooth and orderly transition of his responsibilities as Chief Financial Officer, following the Effective Date, Mr. Ellis will continue to be employed by Flywire pursuant to the previously disclosed Transition Agreement between Mr. Ellis and Flywire dated November 6, 2023.

Prior to joining Flywire, Mr. Pitigoi, age 47, served in a variety of senior level positions with Paypal Holdings, Inc. since November 2012, most recently serving as SVP Finance, Global FP&A, Operational Finance and Pricing since January 2023. Commencing in January 2004, Mr. Pitigoi served in a variety of roles at eBay Inc., concluding as director of Investor Relations from December 2010 to November 2012. He began his career as a financial analyst at Barclays Global Investors and brokerage ops supervisor at E*Trade. Mr. Pitigoi served on the board of directors at Paidy Corporation (a PayPal acquisition) and was previously the audit committee chair of the PayPal Giving Fund. He holds a B.Comm. from Stellenbosch University in South Africa and an M.B.A. from Santa Clara University.

A copy of the Employment Agreement will be filed as an exhibit to Flywire’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, which is expected to be filed with the Securities and Exchange Commission in the second quarter of 2024. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of such exhibit. Mr. Pitigoi and Flywire will also enter into an indemnification agreement effective as of the Effective Date requiring Flywire to indemnify him to the fullest extent permitted under Delaware law with respect to his service as an officer of Flywire. The indemnification agreement will be in the form entered into with Flywire’s other executive officers. This form of indemnification agreement is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Form of Indemnification Agreement, incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1/A filed on May 18, 2021.

104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLYWIRE CORPORATION

By:	/s/ Robert Orgel
Name:	Robert Orgel
Title:	President and Chief Operating Officer

Dated: February 22, 2024